Exhibit 10.10

TERMINATION AGREEMENT

between

Piet Vanneste

as “Mr. Vanneste”

and

Taminco BVBA

as “Taminco”

THIS TERMINATION AGREEMENT IS MADE BY AND BETWEEN,

On the one hand,

1.	Mr. Piet Vanneste, residing at Krepelstraat 93/D, 9400 Denderwindeke;

Hereinafter referred to as “Mr. Vanneste”;

And,

On the other hand,

2.	Taminco BVBA, a private limited liability company, duly incorporated and validly existing under the laws of Belgium, having its registered office at Pantserschipstraat 207, 9000 Gent, registered with the Register of Legal Entities of Ghent under number 0859.910.443; hereby duly represented by Laurent Lenoir and Kurt Decat in their capacity of Manager of the company;

Hereinafter referred to as “Taminco”;

Mr. Vanneste and Taminco are hereinafter jointly referred to as “Parties” or, individually, as “Party”.

WHEREAS:

A.	On 31 December 2009, Parties have entered into a management agreement (the “Agreement”), a copy of which is attached hereto as Annex 1.

B.	In light of the appointment of Mr. Vanneste as manager of Taminco and member of the board of managers, Parties have agreed to terminate the Agreement in mutual consent as from 1 October 2012.

C.	In the framework thereof, Parties now wish to confirm in writing their intention to terminate the Agreement by mutual consent.

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	The Parties hereby confirm their intention to terminate the Agreement by mutual consent with effect as of 1 October 2012 (hereinafter the “Effective Date”).

2.	Parties confirm that the outstanding fees due to Mr. Vanneste by Taminco for the services mentioned and specified in the Agreement for the period up until the Effective Date and outstanding fees due to Taminco by Mr. Vanneste have been paid in accordance with the Agreement.

3.	As a result, Parties expressly confirm their agreement that, irrespective of what has been agreed in the Agreement or what is provided by law, no further termination notice period applies and that no compensation or indemnity of any kind was or will be due by either Party in the framework of the present termination of the Agreement.

4.	This termination agreement and all disputes arising here from or related hereto, shall be governed by and construed exclusively in accordance with the provisions included thereto in the Agreement.

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IN WITNESS WHEREOF the Parties have signed this agreement on March 25th 2013 in two original copies, each Party acknowledges having received one duly signed original.

For and on behalf of Taminco	Mr. Vanneste

/s/ Laurent Lenoir	/s/ Mr. Vanneste
Name: Laurent Lenoir
Capacity: Manager

/s/ Kurt Decat
Name: Kurt Decat
Capacity: Manager

Annex:

1.	Management Agreement dd. 31 December 2009

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